UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010


TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)


Nevada

000-28323

98-0368586
(State or Other Jurisdiction of
Incorporation)

(Commission File Number)

(I.R.S. Employer
Identification Number)

Tire International Environmental Solutions, Inc.
1530 9th Avenue SE.,
Calgary, Albera
Canada T2G 0T7
(Address of principal executive offices)

(403) 693-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.


__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On August 16, 2010, Mr. Dean Petkanas, ceded the position of Chief Operating Officer of Tire International Environmental Solutions, Inc. to Mr. Marco Alfonsi as part of the Company's continued plan of bringing a state-of-the-art tire recycling plant on line in the United States. Mr. Petkanas will continue to hold the position of Acting Chief Financial Officer of the Company.

Appointment of Certain Officers

On August 16, 2010, Tire International Environmental Solutions, Inc. appointed Mr. Marco Alfonsi, to the Board of Directors. Mr. Alfonsi was also appointed Chief Operating Officer of the Company, a position previously held by Mr. Dean Petkanas.


Mr. Alfonsi is an entrepreneur who has been a principal executive of several companies including, ExecuteDirect.com. Bakers Express of New York, Inc., and Prosperity Systems, Inc. From 1996 to 2008
Mr. Alfonsi held several positions and licenses in the financial services industry where he was involved in the corporate finance of several publicly traded and private companies. In 2008, Mr. Alfonsi co-founded Prosperity Systems Inc., a builder of quality high-performance software designed to improve the way businesses are run.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS, INC. (Registrant)

Date:	August 20, 2010



Dean Petkanas
Acting Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS, INC.

August 20, 2010

By: /s/ Dean Petkanas
Dean Petkanas
Acting Chief Financial Officer